FOR IMMEDIATE RELEASE

    Network Commerce Increases Cash Position and Lowers Expenses With Sale of
                        Registrars.com to VeriSign, Inc.

       Network Commerce cash position now at $9 million or $1.67 per share


     SEATTLE--June 18, 2001--Network Commerce Inc. (Nasdaq: NWKC, temporarily NWKCD - news), the technology infrastructure and services company, today announced the sale of certain assets of Internet Domain Registrars Corp. d/b/a Registars.com to VeriSign, Inc., the leading provider of domain registration and security services.

     Under the terms of the transaction, VeriSign, Inc. agrees to pay Network Commerce all cash for Registrars.com. As of June 18, 2001, the Company's cash position was approximately $9.0 million or approximately $1.67 per share.

     Dwayne Walker, Chairman and Chief Executive Officer of Network Commerce, said, "With the sale of Registrars.com, we continue to restructure our business into a strategically integrated group of high-growth, high-margin online business services built and operated on our proprietary technology platform."

     Walker continued, "Furthermore, the sale of this division allows us to lower our expenses considerably, while improving our cash position and strengthening our bottom line. We are now in a more solid position to focus on growing our high-margin core online business services offerings."

     With the sale of certain assets of Registrars.com, Network Commerce remains a provider of online business services and will continue to provide domain registration services on a resale basis from VeriSign in addition to offering additional products for Network Commerce customers.

     Walker concluded, "Despite the sale of Registrars.com to VeriSign, Network Commerce will continue to provide the Hosting Services, Commerce Services and Online Marketing Services in addition to the Domain Registration Services. All of these online business services are currently offered via Network Commerce's eHost.com site."

About Network Commerce Inc.

     Established in 1994, Network Commerce Inc. (Nasdaq:NWKC), temporarily (Nasdaq:NWKCD) is the technology infrastructure and services company. Network Commerce provides a comprehensive technology and business services platform that includes domain registration, hosting, commerce, and online marketing services. Network Commerce is headquartered in Seattle, WA.

Forward Looking Statements:

     Certain  statements  in  this  announcement  may  contain  "forward-looking statements" within the meaning of the Securities Act of 1933 as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that are true only as of the date of their announcement. Network Commerce Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could affect Network Commerce's actual results include, among others, the factors described in Network Commerce's filings with the Securities and Exchange Commission, including the Risk Factors and other disclosure contained in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC. Network Commerce undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.



Press Contact:
Anne-Marie Savage, Network Commerce Inc.,
(206) 223-1996, annemaries@networkcommerce.com

Investor Relations Contacts:
Lynn Thomas, Network Commerce Inc.,
(206) 223-1996, ir@networkcommerce.com

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